                                                                                                                           EXHIBIT 10.1

                                                       ASSET PURCHASE AGREEMENT

                                                             by and among

                                                          GMR Systems, Inc.,

                                                   Government Micro Resources, Inc.,

                                                                and the

                                                             Shareholders

                                                     Dated as of September 7, 2006

                                                         iv

                                                        EXHIBITS AND SCHEDULES

Exhibits

Exhibit A                  Certain Definitions
Exhibit 3.2(a)             General Assignment and Bill of Sale
Exhibit 3.2(b)             Intellectual Property Assignment
Exhibit 3.2(c)             General Release
Exhibit 3.4(a)             Assignment and Assumption Agreement
Exhibit 3.4(b)             Subcontract Agreement
Exhibit 3.4(c)             Transition Services Agreement
Exhibit 3.4(d)             Teaming Agreement
Exhibit 3.4(e)             Software License Agreement
Exhibit 3.4(g)             Non-Competition Agreement
Exhibit 3.4(h)             Non-solicitation and Proprietary Information Agreement
Exhibit 6.2                License Agreement

Schedules

Schedule 1.1(a)            Business Machinery and Equipment
Schedule 1.1(b)            Business Personal Property
Schedule 1.1(c)            Business Real Property Leases
Schedule 1.1(d)            Business Personal Property Leases
Schedule 1.1(f)            Purchased URLs
Schedule 1.1(g)            Business Government Contracts
Schedule 1.1(h)            Business Supplier Contracts
Schedule 1.2(d)            Excluded Intellectual Property
Schedule 1.2(e)            Excluded Contracts
Schedule 1.2(g)            Other Excluded Assets
Schedule 1.3               Assumed Liabilities
Schedule 4                 Seller Disclosure Schedule
Schedule 5                 Purchaser Disclosure Schedule
Schedule 7.1               Transferred Employees
Schedule 8.1(c)            Closing Consents

                                                       ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 7th day of September, 2006 (the "Signing
Date"), by and among GMR Systems, Inc., a Delaware corporation (the "Purchaser"), Government Micro Resources, Inc., a Virginia
corporation (the "Seller") and Robert Slocum ("Slocum"), Joseph Balac ("Balac") and Jeffrey Handy ("Handy").  Certain capitalized terms used in this Agreement are defined on Exhibit A hereto.

                                                               RECITALS

         WHEREAS, Seller is engaged in two businesses, one of which is the business of selling information technology products
(including hardware and software) to certain Governmental Authorities and providing some professional services ranging up to nine month in duration, customization, installation and maintenance services relating specifically to the sale of such products (the
"Business"), and the other of which is the business of providing professional services, the majority of which is provided through labor, but also may include some products (the "Excluded Business");

         WHEREAS, Purchaser desires to purchase from Seller and Seller and the Shareholders desire to sell to Purchaser those assets, properties, rights and claims relating to the Business and specified herein, on the terms and conditions set forth herein; and

         WHEREAS, as a material inducement to Purchaser to enter into this Agreement and perform the transactions contemplated herein, the Shareholders desires to execute and deliver this Agreement and the Transaction Agreements and to perform their obligations set forth in such agreements.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                                               AGREEMENT

ARTICLE 1.........THE TRANSACTION

1.1      Purchased Assets.  Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, free and clear of all Encumbrances, all of
Seller' s right, title and interest in, to and under only the following assets, properties, goodwill and rights of Seller reasonably necessary to conduct the Business consistent with past practices (other than the Excluded Assets) (collectively, the "Purchased
Assets"):

(a)      Machinery and Equipment.  The machinery and equipment set forth on Schedule 1.1(a) hereto (the "Business Machinery and
Equipment") , wherever located and whether held by Seller or third parties;

(b)      Personal Property.  All personal property, office furnishings and furniture, display racks, shelves, decorations, supplies and other tangible personal property set forth on Schedule 1.1(b) hereto (the "Business Personal Property");

(c)      Real Property Leases.  All rights in, to and under the real estate leases listed on Schedule 1.1(c) (the "Real Property
Leases"), together with all of Seller' s right, title and interest in and to all land, buildings and fixtures that are the subject of such Real Property Leases (the "Business Leased Real Property");

(d)      Personal Property Leases.  All rights in, to and under the leases of Personal Property and set forth on Schedule 1.1(d) (the
"Business Personal Property Leases");

(e)      Telephone and Fax Numbers and Websites and E-mail Addresses.  All rights in the telephone, fax numbers, websites and e-mail addresses used in connection with the Business (but excluding any content on such websites relating to the Excluded Business);

(f)      Tradenames.  All of Seller' s rights in the names "Government Micro Resources, Inc.", "GMRI", "GMR" or any derivatives thereof, including the URLs set forth on Schedule 1.1(f) (the "GMRI Names");

(g)      Customer Contracts.  All rights in, to and under those Contracts of Seller with customers entered into in connection with the Business that are set forth on Schedule 1.1(g), and any current proposals relating to potential government contracts in connection with the Business, that are set forth on Schedule 1.1(g) (the "Business Government Contracts"), and all customer lists, contact information and other records used in connection with the Business;

(h)      Supplier Contracts.  All rights in, to and under those Contracts of Seller with manufacturers of products sold by Seller in connection with the Business that are set forth on Schedule 1.1(h) (the "Business Supplier Contracts");

(i)      Books and Records.  All books, files, papers, agreements, correspondence, documents, records and documentation thereof related to any of the other Purchased Assets or the Assumed Liabilities, or used in connection with the Business (the "Books and
Records");

(j)      Purchase Orders.  All government purchase orders for goods or services of the Business that have not been shipped, billed or invoiced by the Seller on or prior to the Closing Date;

(k)      Rights Under Certain Agreements.  All rights in and under any non-competition, confidentiality and proprietary information agreements applicable to the Business (provided that the Seller will also retain such rights as they relate to the Excluded
Business); and

(l)      Other Business Assets.  All rights in, to and under any other assets reasonably necessary to conduct the Business consistent with past practices, except for the Excluded Assets.

1.2      Excluded Assets.  Notwithstanding anything set forth in Section 1.1 or elsewhere in this Agreement to the contrary, no other assets of Seller (the "Excluded Assets"), are being sold, assigned or otherwise transferred to Purchaser hereunder.  Such Excluded
Assets are excluded from the Purchased Assets and shall remain the property of Seller after the Closing.  Without in any way limiting the generality of the foregoing, Excluded Assets shall include, but shall not be limited to, the following assets of Seller:

(a)      Cash.  Cash, cash equivalents and marketable securities;

(b)      Receivables.  All accounts and notes receivable, checks, negotiable instruments and chattel papers;

(c)      Inventory.  All inventory wherever located and whether held by Seller or third parties;

(d)      Intellectual Property.  All Seller Intellectual Property , including but not limited to the Intellectual Property listed on
Schedule 1.2(d), but excluding  the rights to the GMRI Names in Section 1.1(f);

(e)      Contracts.  All Contracts of Seller listed on Schedule 1.2(e);

(f)      Information Systems.  All computer information systems, whether or not used by Seller in connection with the Business;

(g)      Other Excluded Assets.  The assets listed on Schedule 1.2(g);

(h)      Corporate Documents.  Corporate seals, certificates of incorporation, minute books, stock transfer records, or other records related to the corporate organization of Seller;

(i)      Employee Benefit Contracts.  Seller Benefit Plans and contracts of insurance for employee group medical, dental and life insurance plans;

(j)      Treasury Shares.  Any shares of capital stock of Seller held in treasury;

(k)      Insurance Policies.  All insurance policies;

(l)      Records.  All personnel records and other records that Seller is required by law to retain in its possession;

(m)      Deposits.  Any deposits, advances, rebates or credits, or any asset related to any Excluded Liability;

(n)      Purchase Orders.  All government purchase orders for goods or services of the Business that have been shipped, billed or invoiced by the Business on or prior to the Closing Date; and

(o)      Rights Under Certain Agreements.  All rights under any Transaction Agreement.

1.3      Assumed Liabilities.  Subject to the terms and conditions of this Agreement, at the Closing, Seller shall assign, and
Purchaser shall assume, only the Assumed Liabilities.  Thereafter, Purchaser shall pay and discharge all such Assumed Liabilities as and when such Assumed Liabilities become due and owing.  For the purposes of this Agreement, the "Assumed Liabilities" shall mean only the following Liabilities of Seller:

(a)      Any Liability first arising after the Closing Date under the Business Contracts and which does not arise out of or in connection with any Liability accrued prior to the Closing Date; and

(b)      The Liabilities of Seller specifically listed on Schedule 1.3.

1.4      Excluded Liabilities.  Except for the Assumed Liabilities, Purchaser shall not assume and shall not be liable or responsible for any Liability of Seller or any Affiliate of Seller (collectively, the "Excluded Liabilities").  Without limiting the foregoing,
Purchaser shall not be obligated to assume, and does not assume, and hereby disclaims any of the following Liabilities of Seller or its Affiliates:

(a)      Any Liability attributable to any assets or properties that are not included in the Purchased Assets, or to Contracts that are not Business Contracts, except Liabilities attributable to Non-Assignable Assets, for which Seller and Purchaser have reached a mutually acceptable arrangement pursuant to Section 1.5(b);

(b)      Any Liability for breaches of any Business Contract on or prior to the Closing Date, any Liability for payments or amounts due under any Business Contract on or prior to the Closing Date, or any Liability arising out of in connection with any Liability under any Business Contract which accrued on or prior to the Closing;

(c)      Any Liability for Taxes attributable to or imposed upon Seller or its Affiliates, or attributable to or imposed upon the
Purchased Assets for the Pre-Closing Period;

(d)      Any Liability for or with respect to any loan, other indebtedness, or account payable;

(e)      Any Liability arising from accidents, occurrences, misconduct, negligence, breach of fiduciary duty or statements made or omitted to be made (including libelous or defamatory statements) on or prior to the Closing Date, whether or not covered by workers'
compensation or other forms of insurance;

(f)      Any Liability arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time, to the extent related to any action or omission on or prior to the Closing Date, including any Liability for (i) infringement or misappropriation of any Intellectual Property Rights or any other rights of any Person (including any right of privacy or publicity) on or prior to the Closing Date; (ii) breach of product warranties issued on or prior to the Closing Date; (iii) injury, death, property damage or other losses arising with respect to or caused by Seller Products sold on or prior to the Closing Date; or
(iv) violations of any Legal Requirements (including federal and state securities laws) on or prior to the Closing Date;

(g)      Any Liability arising out of any Seller Benefit Plans or any contract of insurance for employee group medical, dental or life insurance plans;

(h)      Any Liability for making payments of any kind to Seller' s employees (including as a result of the Transaction, the termination of an employee by Seller, or other claims arising out of the terms of employment with Seller) or with respect to Seller' s payroll taxes (unless such Liabilities are created by the Purchaser after the Closing);

(i)      Any Liability incurred by Seller, the Shareholders. Tico or Carroll Johnson ("Johnson") in connection with the making or performance of this Agreement, the Transaction Agreements or the Transaction;

(j)      Any costs or expenses incurred in connection with shutting down, deinstalling and removing equipment not purchased by
Purchaser and any costs or expenses associated with any Contracts not assumed by Purchaser hereunder;

(k)      Any Liability for expenses and fees incurred by Seller, the Shareholders, Tico, Johnson or any incidental to the preparation of the Transaction Agreements, preparation or delivery of materials or information requested by Purchaser, and the consummation of the Transaction, including any of their broker, counsel and accounting fees;

(l)      Any Liability arising out of transactions, commitments, infringements, acts or omissions not in the ordinary course of business;

(m)      Any Legal Requirement applicable to Seller, the Purchased Assets or the Assumed Liabilities on or prior to the Closing Date or any Liability for a violation of such a Legal Requirement by Seller, the Shareholders, Tico or Johnson;

(n)      Any Liability of Seller, the Shareholders, Tico or Johnson to any of the shareholders of Seller; and

(o)      Any Liability of Seller for credit balances, credit memos and all other amounts due to dealers, distributors or customers
(unless such Liabilities are created by Purchaser after the Closing).

         Following the Closing, Seller shall pay and discharge all Excluded Liabilities as and when such Excluded Liabilities become due and owing.

1.5      Non-Assignable Assets.

(a)      Notwithstanding the foregoing, if any of the Business Contracts or other Purchased Assets are not assignable or transferable or Purchaser cannot obtain the full economic benefit from such Business Contract or Purchased Asset (each, a "Non-Assignable Asset")
without the consent of, or waiver by, a third party (each, an "Assignment Consent"), either as a result of the provisions thereof or applicable Legal Requirements, and any of such Assignment Consents are not obtained or cannot be obtained by Seller on or prior to the Closing Date, Seller shall continue its best efforts to obtain the Assignment Consents after Closing, and, in either case, this
Agreement and the related instruments of transfer shall not constitute an assignment or transfer of such Non-Assignable Assets, and
Purchaser shall not assume Seller' s rights or obligations under such Non-Assignable Asset (and such Non-Assignable Asset shall not be included in the Purchased Assets) until such time as Purchaser or Seller have obtained the applicable Assignment Consent.  Without limiting Seller' s obligations under Section 6.1, Seller shall use its best efforts to obtain all such Assignment Consents as soon as reasonably practicable after the Closing Date and thereafter assign to Purchaser such Non-Assignable Assets.  Following any such assignment, such assets shall be deemed Purchased Assets for purposes of this Agreement.  Purchaser shall not be required to (i)
agree to any material changes in any Non-Assignable Asset, or the imposition of any other material condition, in order to obtain any
Assignment Consent; or (ii) dispose of or make any changes to its business, expend any funds or incur any other burden in order to comply with this Section 1.5(a).  This Section 1.5(a) shall at all times remain subject to Article 9.

(b)      After the Closing, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide Purchaser with all of the benefits and any actual costs reasonably incurred related to the Non-Assignable Assets as if the appropriate Assignment
Consents had been obtained, including by establishing arrangements whereby Purchaser shall undertake the work necessary to perform under Business Contracts, including without limitation entering into the Subcontract Agreement.

ARTICLE 2.........CONSIDERATION FOR TRANSFER

         Subject to the terms of this Agreement, as full consideration for the sale, assignment, transfer and delivery of the
Purchased Assets and the execution and delivery of the Transaction Agreements by Seller, the Shareholders, Tico and Johnson, as
applicable, Purchaser shall deliver to Seller at the Closing Three Million, Two Hundred Fifty Thousand Dollars ($3,250,000.00) (the
"Purchase Price"), payable by wire transfer of immediately available funds to the account designated by Seller, and an executed
Assignment and Assumption.

ARTICLE 3.........CLOSING AND CLOSING DELIVERIES

3.1      Closing; Time and Place.  The closing of the purchase and sale provided for in this Agreement (the "Closing") shall occur at the offices of Greenberg Traurig, 650 Town Center Drive, Suite 1700, Costa Mesa, California 92626, at 10:00 A.M. on the day on which all of the conditions to closing set forth in Article 8 are satisfied or waived, or at such other date, time, place or manner as the parties may agree (the "Closing Date").

3.2      Deliveries by Seller.  At the Closing, Seller shall (i) take all steps necessary to place Purchaser in actual possession and operating control of the Business and the Purchased Assets and (ii) deliver the following items, duly executed by Seller as applicable, all of which shall be in a form and substance reasonably acceptable to Purchaser and Purchaser' s counsel:

(a)      General Assignment and Bill of Sale.  General Assignment and Bill of Sale covering all of the applicable Purchased Assets, substantially in the form attached hereto as Exhibit 3.2(a) (the "General Assignment and Bill of Sale");

(b)      Intellectual Property Assignment.  Any and all documents deemed by Purchaser to be necessary to properly record the assignment to Purchaser of all of Seller' s right, title and interest in and to the GMRI Names;

(c)      General Release.  A general release executed by Alan Jackson, Richard Simpson, Tico and Johnson substantially in the form attached hereto as Exhibit 3.2(c) (the "General Release");

(d)      Assignments of Leases.  Assignments of the Real Property Leases and Personal Property Leases;

(e)      Business Contracts.  Originals of all Business Contracts;

(f)      Release Letters.  Release letters or UCC-3 amendment or termination statements from GE Capital, MOCA and any other creditor of Seller that has filed a financing statement against the Seller relating to the Purchased Assets, which UCC-3 statements shall terminate or amend such financing statements to remove all Encumbrances of such creditors on any of the Purchased Assets;

(g)      Books and Records.  The Books and Records;

(h)      Certificate of Representations and Warranties and Stockholder Approval.  A Certificate executed on behalf of Seller by its
Chief Executive Officer, certifying the matters in Section 8.1(a); and

(i)      Certificate of Good Standing.  A certificate from the Secretary of the Commonwealth of Virginia as to Seller' s good standing in such state.

3.3      Deliveries by Purchaser.  At the Closing, Purchaser shall deliver the following items, duly executed by Purchaser as applicable, all of which shall be in a form and substance reasonably acceptable to Seller and Seller' s counsel:

(a)      Wire Transfer.  A wire transfer of immediately available funds to the account designated by Seller prior to the Closing, for credit to Seller' s account, in the amount of the Purchase Price; and

(b)      Certificate of Representations and Warranties.  A Certificate executed on behalf of Purchaser by its Chief Executive
Officer, certifying the matters in Section 8.2(a).

3.4      Delivery by Purchaser and Seller.  At the Closing, in addition to the items set forth in Sections 3.2 and 3.3 hereof,
Purchaser and Seller shall deliver the following items, duly executed by the appropriate parties, all of which shall be in a form and substance reasonably acceptable to the non-delivering party and its counsel:

(a)      Assignment and Assumption Agreement.  Assignment and Assumption Agreement, covering all of the Assumed Liabilities, substantially in the form attached hereto as Exhibit 3.4(a) (the "Assignment and Assumption");

(b)      Subcontract Agreement.  Subcontract Agreement substantially in the form attached hereto as Exhibit 3.4(b) (the "Subcontract
Agreement"), providing that (i) Purchaser will operate the Business Contracts on a 100% basis, to the same extent as if such contracts had already been novated until such novation is obtained, (ii) Purchaser shall pay all government surcharges relating to the services provided pursuant to the Business Contracts and (iii) Purchaser shall reimburse Seller for its reasonably incurred actual out-of-pocket expenses as a result of Seller' s performance of its obligations under the Subcontract Agreement;

(c)      Transition Services Agreement.  Transition Services Agreement, substantially in the form attached hereto as Exhibit 3.4(c)
(the "Transition Services Agreement");

(d)      Teaming Agreement.  Teaming Agreement, substantially in the form attached hereto as Exhibit 3.4(d) (the "Teaming
Agreement"), providing that Seller and Purchaser will jointly perform certain of the Business Government Contracts under Seller' s GSA
Schedule until Purchaser is able to amend its GSA Schedule to include the products and services sold by the Business pursuant to those Business Government Contracts;

(e)      Software License.  A fully-paid, royalty free, world-wide, perpetual and non-transferable license for all internally developed software related to or used in connection with the Business, substantially in the form attached hereto as Exhibit 3.4(e)
(the "Software License");

(f)      Non-Competition Agreement.  A non-competition agreement executed by Seller, Slocum and Humberto ("Tico") Pujals, substantially in the form attached hereto as Exhibit 3.4(f) (the "Non-Compete");

(g)      Non-Solicitation and Proprietary Information Agreement.  A non-solicitation and proprietary information agreement executed by the Minority Shareholders and Johnson, substantially in the form attached hereto as Exhibit 3.4(g) (the "Non-Solicitation and
Proprietary Information Agreement");

(h)      IP License. The IP License; and

(i)      Other Documentation.  Such other certificates, instruments or documents required pursuant to the provisions of this
Agreement or otherwise necessary or appropriate to transfer the Purchased Assets and Assumed Liabilities in accordance with the terms hereof and consummate the Transaction, and to vest in Purchaser and its successors and assigns full, complete, absolute, legal and equitable title to the Purchased Assets, free and clear of all Encumbrances.

ARTICLE 4.........REPRESENTATIONS AND WARRANTIES OF SELLER

         For purposes of this Article 4, Seller shall mean Seller and the Shareholders.  Except as specifically set forth on
Schedule 4 (the "Seller Disclosure Schedule") attached to this Agreement (the parts of which are numbered to correspond to the individual Section numbers of this Article 4), Seller hereby represents and warrants (without limiting any other representations or warranties made by Seller in this Agreement or any other Transaction Agreement) to Purchaser as follows:

4.1      Organization, Good Standing, Qualification.  The Seller Disclosure Schedule sets forth Seller' s jurisdiction of organization and each state or other jurisdiction in which Seller is qualified to do business.  Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business (including the
Business), the operation of its assets (including the Purchased Assets) or the ownership or leasing of its properties (including the
Leased Real Property and Personal Property) requires such qualification; and (iii) has full corporate power and authority required to own, lease and operate its assets and to carry on its business (including the Business) as now being conducted.

4.2      Charter Documents; Books and Records.

(a)      Seller has made available to Purchaser accurate, correct and complete copies of (i) the Articles of Incorporation and bylaws of Seller, including all amendments thereto, as presently in effect; (ii) all stock records of Seller, including the Seller' s stock ledger and copies of any stock certificates issued by Seller; (iii) all minutes and other records of all meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Seller, the
Seller' s Board and all committees of the Seller' s Board (collectively, the "Resolutions"); and (iv) all books of account and other financial records of Seller.

(b)      The minute books of Seller reasonably reflect all material corporate actions of its shareholders, the Seller' s Board and any committees of the Seller' s Board.  The books of account and other financial records of Seller have been maintained in accordance with sound business practices.

(c)      Seller is not in violation of any of the provisions of its Articles of Incorporation, bylaws or Resolutions, and no condition or circumstance exists that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

4.3      Capitalization.

(a)      The Shareholders own all of the outstanding capital stock of Seller.

(b)      There is no (i) outstanding preemptive right, subscription, option, call, warrant or other right to acquire any securities of Seller; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any securities of Seller; (iii) Contract under which Seller is or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any its securities; or (iv) shareholder agreement, voting trust or other agreement, arrangement or understanding that may affect the exercise of voting or any other rights with respect to the capital stock of Seller.

4.4      Authority; Binding Nature of Agreements.  Seller has all requisite corporate power and authority to execute and deliver this
Agreement and all other Transaction Agreements to which it is a party and to carry out the provisions of this Agreement and the other
Transaction Agreements.  The execution, delivery and performance by Seller of this Agreement and the other Transaction Agreements to which it is a party have been approved by all requisite action on the part of Seller, subject to the unanimous approval of the shareholders of Seller.  This Agreement has been duly and validly executed and delivered by Seller.  Each of this Agreement and the other Transaction Agreements to which it is a party constitutes, or upon execution and delivery, will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors'  rights generally and by general principles of equity and further subject, in the case of the Seller' s obligation to consummate the
Transaction.

4.5      No Conflicts; Required Consents.  Except for obtaining the Consents set forth on Section 4.5 of the Disclosure Schedule (and including any Assignment Consent), the execution, delivery and performance of this Agreement or any other Transaction Agreement to which Seller is a party by Seller do not and will not (with or without notice or lapse of time):

(a)      conflict with, violate or result in any breach of (i) any of the provisions of Seller' s Certificate of Incorporation or bylaws; (ii) any Resolutions; (iii) any of the terms or requirements of any Governmental Approval held by Seller or any of its employees or that otherwise relates to the Business or any of the Purchased Assets or Assumed Liabilities; or (iv) any provision of any Business Contract;

(b)      give any Governmental Authority or other Person the right to (i) challenge the Transaction; (ii) exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller, or any of the Purchased Assets or Assumed Liabilities, is
subject; (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, modify or receive any payment under any Business Contract; or (iv) revoke, suspend or modify any Governmental Approval;

(c)      result in the imposition or creation of any Encumbrance upon or with respect to any of the Purchased Assets; or

(d)      require Seller to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

4.6      Subsidiaries.  Seller does not own any shares of capital stock or other securities of, or control, directly or indirectly, any other Entity.

4.7      Financial Statements.

(a)      Seller has previously delivered to Purchaser the following financial statements (collectively, the "Financial Statements"):
(i) the unaudited balance sheet, and the related statements of operations, changes in stockholders'  equity, and cash flows, of
Seller, and the unaudited statement of operations of the Business, as of and for the fiscal year ended December 31, 2005; and
(ii) the unaudited balance sheet (the "Interim Balance Sheet"), and the related unaudited statements of operations, changes in stockholders'  equity, and cash flows, of Seller, and the unaudited statement of operations of the Business, as of and for the five months ended May 31, 2006 (the "Interim Balance Sheet Date").

(b)      All of the Financial Statements (i) are consistent with the Books and Records of Seller; (ii) present fairly and accurately the financial condition of Seller as of the respective dates thereof and the results of operations, changes in stockholder' s equity and cash flows of Seller for the periods covered thereby; and (iii) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered; provided, however, that the Interim Balance Sheet is subject to year-end adjustments consistent with past practice (which will not be material individually or in the aggregate) and do not contain the footnotes required by GAAP.

4.8      Absence of Undisclosed Liabilities.  To the Knowledge of Seller, there are no Liabilities other than (i) those set forth in the Interim Balance Sheet; (ii) those incurred in the ordinary course of business and not required to be set forth in the Interim
Balance Sheet under GAAP; (iii) those incurred in the ordinary course of business since the date of the Interim Balance Sheet;
(iv) those incurred in connection with the execution of any of the Transaction Agreements; (v) those arising under Seller' s Contracts;
and (vi) those disclosed in any section of the Seller Disclosure Schedule.

4.9      Absence of Changes.  Except as set forth on the Seller Disclosure Schedule, since the Interim Balance Sheet Date, (i) Seller has conducted the Business in the ordinary course of business; and (ii) no event or circumstance has occurred that could reasonably have a Material Adverse Effect on Seller.

4.10     Transactions with Affiliates.  Except as set forth in the Financial Statements or on the Seller Disclosure Schedule, no
Affiliate (a) owns, directly or indirectly, any material debt, equity or other interest in any Entity with which Seller is affiliated, has a business relationship or competes (other than Affiliates that own less than five percent (5%) of the issued and outstanding capital stock of a publicly traded competitor of Seller); (b) is indebted to Seller, nor is Seller indebted (or committed to make loans or extend or guarantee credit) to any Affiliate other than with respect to any of Seller' s obligations to pay accrued salaries, reimbursable expenses or other standard employee benefits; (c) has any direct or indirect interest in any asset (including the Purchased Assets), property or other right used in the conduct of or otherwise related to the Business; (d) has any claim or right against Seller, and no event has occurred, and no condition or circumstances exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Affiliate against
Seller; (e) is a party to any material Business Contract or has had any material direct or indirect interest in, any Business
Contract, transaction or business dealing of any nature involving Seller; or (f) received from or furnished to Seller any material goods or services (with or without consideration) since the Interim Balance Sheet Date.

4.11     Contracts.

(a)      Section 4.11 of the Seller Disclosure Schedule sets forth an accurate, correct and complete list of all material Contracts of Seller (the "Seller Contracts").

(b)      Seller has made available to Purchaser copies of all of the Seller Contracts requested by Purchaser, including all amendments, supplements, modifications and waivers thereof.  All Seller Contracts are in writing.

(c)      Each Seller Contract is currently valid and in full force and effect, and is enforceable by Seller in accordance with its terms.

(d)      (i) Seller is not in default, and no party has notified Seller that it is in default, under any Seller Contract.  No event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (a) result in a violation or breach of any of the provisions of any Seller Contract; (b) give any Person the right to declare a default or exercise any remedy under any Seller Contract; (c) give any Person the right to accelerate the maturity or performance of any Seller Contract or to cancel, terminate or modify any Seller Contract; or (d) otherwise have a Material Adverse Effect on Seller in connection with any
Seller Contract; and (ii) Seller has not waived any of its rights under any Seller Contract.

(e)      Except as set forth on Section 4.11(e) of the Seller Disclosure Schedule, Seller has not received any written notice claiming, alleging or stating that any Person against which Seller has or may acquire any rights under any Business Contract is (i)
not solvent or (ii) unable to satisfy such Person' s material obligations and liabilities to Seller.

(f)      The performance of the Seller Contracts will not result in any violation of or failure by Seller to comply with any Legal
Requirement.

(g)      The Business Contracts, together with any Contracts the benefits of which will be provided to Purchaser after the Closing under the Transition Services Agreement or the Teaming Agreement, constitute all of the Contracts necessary to enable Seller to conduct the Business in the manner in which such Business is currently being conducted.

4.12     Government Contracts.

(a)      Section 4.12 of the Seller Disclosure Schedule lists all Seller Contracts with a Governmental Authority, including current proposals relating to potential government contracts and contracts issued in response thereto (the "Seller Government Contracts").

(b)      Seller has not been suspended or debarred from bidding on contracts or subcontracts for any Governmental Authority, nor, to the Seller' s Knowledge, has any suspension or debarment action been commenced.  There is no valid basis for Seller' s suspension or debarment from bidding on contracts or subcontracts for any Governmental Authority.

(c)      Other than routine contract audits by the Defense Contract Audit Agency ("DCAA"), Seller has not within the preceding three years been, nor is it now being, audited or investigated by any government agency, including without limitation the General
Accounting Office, the DCAA, the Defense Contract Administrative Service, the Department of Labor, the Department of Health and Human
Services, the Environmental Protection Agency, the General Services Administration, or the inspector general or auditor general or similar functionary of any agency or instrumentality, nor, to the best of Seller' s Knowledge, is any such audit or investigation threatened.

(d)      Except as set forth on Section 4.12(d) of the Seller Disclosure Schedule, Seller has no dispute pending before a contracting office of, or any current claim pending against, any agency or instrumentality of the United States Government.

(e)      Seller has not, with respect to any Government Contract and within the preceding three years, received a cure notice or show-cause notice advising Seller that it was in default or would, if it failed to take remedial action, be in default under such contract, which cure notice or show-cause notice remains uncured.

(f)      There are no outstanding claims with respect to Government Contracts, other than routine invoices in process and unbilled charges, by Seller against a customer, or by a customer against Seller.

(g)      The operation of its business by Seller, as it relates to the Government Contracts, has been conducted in accordance with all applicable laws, regulations, and other requirements of all Governmental Authorities, except to the extent it has no effect on the Purchased Assets, including, without limitation, the Government Contracts.

4.13     Title and Sufficiency of Assets.

(a)      Seller has good and marketable title to, is the exclusive legal and equitable owner of, and has the unrestricted power and right to sell, assign and deliver the Purchased Assets.  The Purchased Assets are free and clear of all Encumbrances of any kind or nature, except (a) restrictions imposed in any Governmental Approval; and (b) Encumbrances disclosed on Section 4.13 of the Seller
Disclosure Schedule, which will be removed and released from the Purchased Assets at or prior to Closing.  Upon Closing, Purchaser will acquire exclusive, good and marketable title or license to or a valid leasehold interest in (as the case may be) the Purchased
Assets (other than the Non-Assignable Assets).

(b)      Except for the assets specifically listed as Excluded Assets in Section 1.2 or set forth on Section 4.13(b) of the Seller
Disclosure Schedule, the Purchased Assets constitute all assets reasonably necessary to permit Purchaser to conduct the Business after the Closing in a manner substantially equivalent to the manner in which it is being conducted on the date of this Agreement.

4.14     Real Property Leases.  Seller does not own any real property.  Section 4.14 of the Seller Disclosure Schedule sets forth an accurate, correct and complete list of all Real Property Leases (including the street address of each Leased Real Property and the name of the lessor) and a list of any other Contracts affecting each Leased Real Property.  Seller has been in lawful possession of the premises covered by each Real Property Lease since the commencement of the original term of such lease.  Seller has made available to Purchaser accurate, correct and complete copies of each Real Property Lease and copies of existing title insurance policies, title reports, surveys, Environmental Reports in its possession, if any, for the real property subject to the Real Property
Leases.  All Real Property Leases are in good standing and are valid and effective in accordance with their respective terms and, to the Seller' s Knowledge, there exists no default thereunder or any occurrence or condition which could result in a default thereunder or termination thereof.

4.15     Intellectual Property.  Schedule 4.15 lists all Seller Intellectual Property, specifying in each case whether such Seller
Intellectual Property is owned or controlled by or for, licensed to, or otherwise held by or for the benefit of Seller, including all
Registered Intellectual Property Rights owned by, filed in the name of or applied for by Seller and used in the Business (the "Seller
Registered Intellectual Property Rights").

4.16     GMRI Names.  Seller has not received, within the past three (3) years, any notice from any Person claiming that the use of the GMRI Names infringe or misappropriate any Intellectual Property Rights of any Person, or defames or libels any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Seller have Knowledge of any basis therefor).

4.17     Customers, Distributors and Suppliers.

(a)      Customers.  All Business Contracts with customers were entered into by or on behalf of Seller and were entered into in the ordinary course of business for usual quantities and at normal prices.  The Seller Disclosure Schedule sets forth an accurate, correct and complete list of the 10 largest customers of the Business, determined on the basis of sales revenues, for the fiscal year ended December 31, 2005 and the five month period ended May 31, 2006.

(b)      Suppliers.  All Supplier Contracts were entered into by or on behalf of Seller and were entered into in the ordinary course of business for usual quantities and at normal prices.

(c)      There is no purchase commitment which provides that any supplier will be the exclusive supplier of Seller.  There is no purchase commitment requiring Seller to purchase the entire output of a supplier.

(d)      Except as set forth in the Seller Disclosure Schedule, since January 1, 2006, Seller has not received any notice or other communication, has not received any other information indicating, and otherwise has no Knowledge, that any current customer or supplier of the Business identified in the Seller Disclosure Schedule may cease dealing with Seller, may otherwise materially reduce the volume of business transacted by such Person with Seller or otherwise is materially dissatisfied with the service Seller provides such Person.  Seller has no reason to believe that any such Person will cease to do business with Purchaser after, or as a result of, consummation of the Transaction, or that such Person is threatened with bankruptcy or insolvency.  Seller has no Knowledge of any fact, condition or event which may, by itself or in the aggregate, adversely affect its relationship with any such Person.  Since
January 1, 2006, there has been no cancellation of backlogged orders in connection with the Business in excess of the average rate of cancellation prior to such date.

(e)      To Seller' s Knowledge, no officer or employee of Seller has directly or indirectly given or agreed to give any rebate, gift or similar benefit to any customer or supplier, broker, governmental employee or other Person, who was, is or may be in a position to help or hinder the Business which could subject Seller (or Purchaser after consummation of the Transaction) to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would have a Material Adverse Effect on Seller (or Purchaser after consummation of the Transaction).

4.18     Seller Products and Product Warranty.  All products processed, distributed, shipped or sold by Seller and any services rendered by Seller have been in conformity with all applicable contractual commitments and all expressed or implied warranties.  No liability exists or will arise for repair, replacement or damage in connection with such sales or deliveries, in excess of the reserve therefor on the Interim Balance Sheet.  Seller has made available to Purchaser sample forms of written warranties, warranty policies, service and maintenance agreements regularly entered into by Seller in connection with the Business.  No products heretofore processed, distributed, sold, delivered or leased by Seller are now subject to any guarantee, written warranty, claim for product liability, or patent or other indemnity.  All warranties are in conformity with the labeling and other requirements of the
Magnuson-Moss Warranty Act and other applicable laws.  Seller has made available to Purchaser copies of its standard form of service or maintenance agreements and all derivations therefrom.

4.19     Employees and Consultants.

(a)      Employees and Contracts.  No employee of Seller has been granted the right to continued employment by Seller or to any material compensation following termination of employment with Seller.  Seller has no Knowledge that any officer, director, employee or consultant of Seller intends to terminate his or her employment or other engagement with Seller, nor does Seller have a present intention to terminate the employment or engagement of any Contractor.

(b)      Compensation.  The Seller Disclosure Schedule sets forth an accurate, correct and complete list of all (i) those employees of Seller to whom Purchaser expects to offer employment, including each such employee' s name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, years of service, interests in any incentive compensation plan, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise) and (ii) individuals who are currently performing services for
Seller related to the Business who are classified as "consultants" or "independent contractors."  The Seller Disclosure Schedule sets forth all (i) bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to (as a result of the Transaction), any present or former Contractor since the Interim Balance Sheet
Date; (ii) increases in any employee' s wage or salary since the Interim Balance Sheet Date or (iii) increases or changes in any other benefits or insurance provided to any employees since the Interim Balance Sheet Date.  No employee of Seller is eligible for payments that would constitute "parachute payments" under Section 280G of the Code.

(c)      Disputes.  Except as set forth on the Seller Disclosure Schedule, there are no claims, disputes or controversies pending or, to the Knowledge of Seller, threatened involving any employee or group of employees.  Seller has not suffered or sustained any work stoppage and no such work stoppage is threatened.

(d)      Compliance with Legal Requirements.  Except as set forth in the Seller Disclosure Schedule, Seller has complied with all
Legal Requirements related to the employment of its employees, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers'  compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes.  To the Knowledge of Seller, Seller has no Liability under any Legal Requirements related to employment and attributable to an event occurring or a state of facts existing prior to the date thereof.

(e)      WARN Act.  Seller has and shall remain in full compliance with the Worker Readjustment and Notification Act (the "WARN Act")
(29 USC Section 2101), including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any "plant closing" or "mass layoff" to "affected employees," "representatives" and any state dislocated worker unit and local government officials.  No reduction in the notification period under the WARN Act is being relied upon by Seller.  The Seller
Disclosure Schedule sets forth an accurate, correct and complete list of all employees terminated (except with cause, by voluntarily departure or by normal retirement), laid off or subjected to a reduction of more than 50% in hours or work during the two full calendar months and the partial month preceding this representation and warranty.

(f)      Unions.  Seller has no collective bargaining agreements with any of its employees.  There is no labor union organizing or election activity pending or, to the Knowledge of Seller, threatened with respect to Seller.

4.20     Seller Benefit Plans.  Seller has maintained and funded all of its employee benefit plans (collectively, the "Seller Benefit
Plans") in accordance with their terms and all applicable laws.  Nothing contained in any of the Seller Benefit Plans will obligate
Purchaser to provide any benefits to employees, former employees or beneficiaries of employees or former employees, or to make any contributions to any plans from and after the Closing.

4.21     Compliance with Laws.  Except as set forth in the Seller Disclosure Schedule, Seller is, and at all times has been, in material compliance, with each Legal Requirement that is applicable to Seller or any of Seller' s properties, assets (including the
Purchased Assets), operations or businesses (including the Business), and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute, or result directly or indirectly in, a default under, a breach or violation of, or a failure comply with, any such material Legal Requirement.  Seller has not received any notice from any third party regarding any actual, alleged or potential violation of any Legal Requirement.

4.22     Governmental Approvals.
(a)      Seller has all Governmental Approvals that are necessary or appropriate in connection with Seller' s ownership and use of its properties or assets (including the Purchased Assets) or Seller' s operation of its businesses (including the Business).
Section 4.22(a) of the Seller Disclosure Schedule contains an accurate, correct and complete list and summary description of each such
Governmental Approval.  Seller has made all filings with, and given all notifications to, all Government Authorities as required by all applicable Legal Requirements.  Each such Governmental Approval, filing and notification is valid and in full force and effect, and there is not pending or, to the Knowledge of Seller, threatened any Proceeding which could result in the suspension, termination, revocation, cancellation, limitation or impairment of any such Governmental Approval, filing or notification.  No violations have been recorded in respect of any Governmental Approvals, and Seller knows of no meritorious basis therefor.  No fines or penalties are due and payable in respect of any Governmental Approval or any violation thereof.

(b)      Seller has made available to Purchaser accurate and complete copies of all of the Governmental Approvals, filings and notifications identified in Section 4.22(a) of the Seller Disclosure Schedule, including all renewals thereof and all amendments thereto.

4.23     Proceedings and Orders.

(a)      Except as set forth on the Seller Disclosure Schedule, there is no Proceeding pending or, to the Knowledge of Seller, threatened against or affecting Seller, any of Seller' s properties, assets (including the Purchased Assets), operations or businesses
(including the Business), or Seller' s rights relating thereto.  To Seller' s Knowledge, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.
No insurance company has asserted in writing that any such Proceeding is not covered by the applicable policy related thereto.

(b)      Except as set forth in the Seller Disclosure Schedule, neither Seller, its officers, directors, agents or employees, nor any of Seller' s properties, assets (including the Purchased Assets), operations or businesses (including the Business), nor Seller' s rights relating to any of the foregoing, is subject to any Order or any proposed Order.

4.24     Environmental Matters.  To the Knowledge of Seller, Seller is not in violation of any Environmental Law.  To the Knowledge of Seller, none of the Leased Real Property are contaminated with any Hazardous Substance.  Seller has all permits, licenses and other authorizations required under any Environmental Law and Seller is in compliance with such permits, licenses and other authorizations.

4.25     Taxes.

(a)      Seller has timely filed all Tax Returns that it was required to file, and such Tax Returns are true, correct and complete in all material respects.  All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Seller with respect to any period ending prior to the date of this
Agreement, whether or not shown due or reportable on such Tax Returns, other than Taxes for which adequate accruals have been provided in its Financial Statements.  Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.  Seller has no liability for unpaid Taxes accruing after the date of its latest Financial Statements except for Taxes incurred in the ordinary course of business.  There are no liens for Taxes on the properties of Seller, other than liens for Taxes not yet due and payable.

(b)      To the Knowledge of Seller, no other audit of any Tax Return is currently pending or threatened.  No claim has ever been made by any Governmental Authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  Seller has delivered or made available to Purchaser correct and complete copies of all Tax Returns filed, examination reports, and statements of deficiencies assessed or agreed to by Seller since its inception.  Seller has not waived any statute of limitations in respect of any Tax or agreed to an extension of time with respect to any Tax assessment or deficiency.

(c)      Seller is not a party to or bound by any tax indemnity agreement, tax sharing agreement or similar contract.

(d)      Seller is an S corporation as defined in Section 1361 of the Code.  Except for Seller' s S corporation status, Seller is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership or "disregarded entity" for United States federal income tax purposes.

(e)      Seller is not obligated under any agreement, contract or arrangement that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

(f)      The Seller is a "United States person" within the meaning of Section 7701(a)(30) of the Code.

4.26     Brokers.  Except for Bancroft Hall Associates, whose fees will be paid solely by Seller, none of Seller, the Shareholders,
Tico or Johnson has retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the Transaction.

4.27     Solvency.  Seller is not entering into the Transaction with the intent to hinder, delay or defraud any Person to which it is, or may become, indebted.  Seller is able, and will continue to be able after the Closing of the Transaction, to meet its debts as they mature and will not become insolvent as a result of the Transaction. After the Closing, Seller will have sufficient capital and property remaining to conduct the business in which it will thereafter be engaged.

4.28     No Other Agreement.  Other than for sales of assets in the ordinary course of business and except for Seller' s redemption of shares of certain of its shareholders prior to the date hereof, neither Seller, nor any of its Representatives, has entered into any
Contract with respect to the sale or other disposition of the Purchased Assets or which would encumber Seller' s ability to consummate the Transactions that has not expired in accordance with its terms.

4.29     Full Disclosure.

(a)      Neither this Agreement nor any of the other Transaction Agreements, (i) contains or will contain as of the Closing Date any untrue statement of fact or (ii) omits or will omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained herein or therein (in light of the circumstances under which they were made)
not misleading.  To the Knowledge of Seller, there is no fact (other than publicly known facts related exclusively to political or economic matters of general applicability that will adversely affect all Entities comparable to Seller) that may have a Material
Adverse Effect on Seller.

(b)      Except as set forth in Section 10.1 and in the Disclosure Schedules, each representation and warranty set forth in this
Article 4 is not qualified in any way whatsoever except as explicitly provided therein, will not merge on Closing or by reason of the execution and delivery of any Contract at the Closing, will remain in force on and immediately after the Closing Date, is given with the intention that liability is not limited to breaches discovered before Closing, is separate and independent and is not limited by reference to any other representation or warranty or any other provision of this Agreement, and is made and given with the intention of inducing Purchaser to enter into this Agreement.

ARTICLE 5.........REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Except as specifically set forth on the Schedule 5 (the "Purchaser Disclosure Schedule") attached to this Agreement (the parts of which are numbered to correspond to the applicable Section numbers of this Agreement), Purchaser hereby represents and warrants as of the date hereof to Seller as follows:

5.1      Organization and Good Standing.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

5.2      Authority; Binding Nature of Agreements.  Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and all other Transaction Agreements to which it is a party and to carry out the provisions of this Agreement and the other Transaction Agreements.  The execution, delivery and performance by Purchaser of this Agreement and the other Transaction
Agreements have been approved by all requisite action on the part of Purchaser.  This Agreement has been duly and validly executed and delivered by Purchaser.  Each of this Agreement and the other Transaction Agreements constitutes, or upon execution and delivery, will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors'  rights generally and by general principles of equity.

5.3      No Conflicts; Required Consents.  The execution, delivery and performance of this Agreement or any other Transaction
Agreement by Purchaser do not and will not (with or without notice or lapse of time):

(a)      conflict with, violate or result in any breach of (i) any of the provisions of Purchaser' s Certificate of Incorporation or bylaws; (ii) any resolutions adopted by Purchaser' s stockholders, or its board of directors or committees thereof; (iii) any of the terms or requirements of any Governmental Approval held by Purchaser or any of its employees or that otherwise relates to Purchaser' s business; or (iv) any provision of a Contract to which Purchaser is a party;
(b)      give any Governmental Authority or other Person the right to (i) challenge the Transaction; (ii) exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Purchaser or any of its assets is subject; or (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate or modify any Contract to which Purchaser is a party; or

(c)      require Purchaser to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

5.4      Brokers.  Purchaser has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the Transaction.

5.5      Full Disclosure.  None of the representations and warranties contained in this Article 5, when all such representations and warranties are read together in their entirety, (i) contains any untrue statement of fact or (ii) omits or will omit to state any fact necessary to make such representations and warranties (in light of the circumstances under which they were made) not misleading.

ARTICLE 6.........COVENANTS

6.1      Novation of Business Government Contracts.

(a)      The parties recognize that, in accordance with the Federal Acquisition Regulation ("FAR") 42.1200 et seq., novation of the
Business Government Contracts is necessary for the full transfer and assignment of the Business Government Contracts to Purchaser and
that application for novation cannot be made until after the execution of this Agreement and may take a substantial amount of processing time.

(b)      Promptly following the execution of this Agreement, each party shall complete its respective portion of the documentation required for novation of each Business Government Contract by Federal Acquisition Regulation 42.1204(c), and Seller shall deliver its portion to Purchaser.  On behalf of Seller, Purchaser shall promptly submit the required documentation to the appropriate contracting officer and provide a copy thereof to Seller.  Each party will thereafter, promptly and in coordination with the other party, respond appropriately to any requests from the contracting officer for additional information or documentation relating to such novation.
Each party shall keep the other fully informed, on a current and timely basis, as to the progress of the novation process and provide copies of all letters, correspondence, and other material documents to or from the Governmental Authority with respect thereto.

(c)      With respect to each Business Government Contract, in the interim period between the Closing Date and the novation of each of the Business Government Contracts, the final close-out and payment of the respective Business Government Contract, or October 31,
2006, whichever first occurs (as to each individual Contract, the "Interim Period"):

(i)      Purchaser, to the extent legally permissible, will perform in a good and workmanlike manner Seller' s obligations and receive all economic and operational benefits under each of the Business Government Contracts in lieu of Seller, in accordance with the Subcontract Agreement, which shall incorporate to the maximum extent practicable, the terms, conditions, and requirements of the respective Business Government Contract.  Seller, promptly following execution of this Agreement, will advise the respective contracting officer of the Subcontract Agreement and facilitate appropriate meetings between
              Purchaser and the contracting officer.

(ii)     Any correspondence, invoices, or other written submissions, including requests for equitable adjustments, claims, contract modifications, and requests for final decisions will be prepared by Purchaser in the name of Seller (with Seller' s assistance as requested by Purchaser), coordinated with and submitted for Seller' s final approval, which approval shall not unreasonably be withheld by Seller, signed by Seller if approved, and submitted by Purchaser to the Government.
              Seller shall respond within three (3) business days to any request for approval and shall provide reasonable assistance to Purchaser needed to effectuate this Section 6.1.  In this context, Seller hereby designates Slocum as "Seller' s
              Designated Contract Representative" to receive and execute such documents, and Purchaser hereby designates Alan Bechara as the "Purchaser' s Designated Contract Representative" for all Business Government Contracts, to submit such documents to, and receive such documents from, Seller' s Designated Contract Representative.  Either party may change its
              Designated Contract Representative by written notice to the other.  In addition, if any certification is required,
              Purchaser shall certify to Seller in writing that such certification is proper under the Contract Disputes Act of 1978
              (the "CDA"), and not in violation of the False Claims Act, and upon receipt of such certification Seller shall review and certify the claim under the CDA for submittal to and decision by the contracting officer, and Seller agrees to reasonably cooperate with Purchaser' s completion of such certification process.

(iii)    During the Interim Period, Purchaser will be responsible for preparing and certifying to Seller all cost claims, including all of Seller' s direct, indirect, and general and administrative cost claims, for each Business Government Contract, subject to the terms set forth in the Subcontract Agreement.  During the Interim Period, on behalf of Purchaser, Seller will submit such claims to the contracting officer.

(iv)     During the Interim Period, each party will cooperate fully and reasonably assist the other to obtain novation of each
              Business Government Contract into the name of Purchaser and under substantially the same terms and conditions as in effect at the time of Closing and without materially adverse conditions upon either Seller or Purchaser, and to facilitate performance thereof by Purchaser.  Neither party will take any action intended to interfere with or delay novation.  Each party will be responsible for its own out-of-pocket expenses attributable to the novation process described in this Section 6.1.

(v)      If the appropriate contracting officer refuses to allow Purchaser to perform a Business Government Contract pursuant to the
              Subcontract Agreement during the Interim Period, has not acted on the request for novation on a Business Government
              Contract by October 31, 2006, or refuses to permit novation of a Business Government Contract under substantially the same terms and conditions as in effect at the time of the Closing in the name of Purchaser and without material adverse conditions upon either Seller or Purchaser and, (i) such decision is no longer appealable by law or regulation, or (ii)
              the parties jointly agree that such decision cannot or should not as a practical matter be further pursued, appealed, or submitted for reconsideration, the parties shall consult in good faith on how to proceed.

(d)      Notwithstanding anything to the contrary contained herein, Seller shall not compromise, settle, or release any existing requests for equitable relief or claims pertaining to the Business Government Contracts, whether asserted or unasserted, prior to the
Closing Date, or the Government' s approval of the novation, whichever is later, without the express written consent of Purchaser, which shall not be unreasonably withheld.  Seller agrees to indemnify Purchaser in accordance with Section 9.2, for any Government or third-party liability or claims arising out of Seller' s violation or non-compliance with any Business Government Contract requirements resulting from acts or omissions on or prior to the Closing Date.  Purchaser agrees to indemnify Seller in accordance with Section 9.3, for any Government or third-party liability or claims arising out of Purchaser' s violation or non-compliance with any Business Government Contract requirements resulting from its acts or omissions after the Closing Date.
6.2      Intellectual Property License.  At the Closing, Seller and Purchaser shall enter into a worldwide, royalty-free, fully paid up, non-transferable nine (9) month license by Purchaser to Seller to Exercise All Rights in and to the GMRI Names and websites of
Seller transferred to Purchaser pursuant to Section 1.1(e) solely in connection with Seller' s (or its transferee' s) performance, after the Closing Date, of any Contracts to which Seller is a party and which are not included in the Purchased Assets, in substantially the form attached hereto as Exhibit 6.2 (the "License Agreement").

6.3      Cooperation.  After the Closing, upon the request of Purchaser, Seller shall (i) execute and deliver any and all further materials, documents and instruments of conveyance, as may reasonably be requested by Purchaser to effect, record or verify the transfer to, and vesting in Purchaser, of Seller' s right, title and interest in and to the Purchased Assets, free and clear of all
Encumbrances, in accordance with the terms of this Agreement, and to give effect to the other terms and conditions of this Agreement and the transactions contemplated hereby; and (ii) cooperate with Purchaser, at Purchaser' s expense, to enforce the terms of any
Business Contracts, including terms relating to confidentiality and Intellectual Property Rights, and to contest or defend against any Proceeding relating to the Transaction or to the operation of Seller' s Business before the Closing Date.  After the Closing,
Seller shall (a) cooperate with Purchaser in its efforts to continue and maintain for the benefit of Purchaser those business relationships of Seller existing prior to the Closing and relating to the Purchased Assets; (b) satisfy the Excluded Liabilities in a manner that is not reasonably expected to be detrimental to any of such relationships; (c) refer to Purchaser all inquiries relating to the Business; (d) promptly deliver to Purchaser (i) any mail, packages and other communications addressed to Seller relating to the Business and (ii) any cash or other property that Seller receives and that properly belongs to Purchaser.  Neither Seller nor any of its officers, employees, agents or stockholders shall take any action that would tend to diminish the value of the Purchased
Assets after the Closing or that would interfere with the Business after the Closing, including disparaging the name or business of
Purchaser.  After the Closing, Purchaser shall maintain all e-mail addresses included in the Purchased Assets that were used in connection with the Excluded Business prior to the Closing for the benefit of Seller and promptly forward all e-mail correspondence relating to the Excluded Business or the Excluded Assets received by Purchaser to Seller until the first anniversary of the Closing
Date.

6.4      Records and Documents.  For a period of seven (7) years after the Closing, at Purchaser' s request, Seller shall provide
Purchaser and its representatives, at Purchaser' s sole cost and expense, with access to and the right to make copies of those records and documents related to the Business, possession of which is retained by Seller, as may be necessary or useful in connection with
Purchaser' s conduct of the Business after the Closing.  If during such period Seller elects to dispose of such records and documents,
Seller shall give Purchaser sixty (60) days'  prior written notice, during which period Purchaser shall have the right to take such records and documents, at Purchaser' s sole cost and expense, without further consideration.

6.5      Bulk Sales Indemnification.  Subject to Section 9.2, Purchaser hereby waives compliance by Seller with any applicable bulk sales Legal Requirements in connection with the Transaction.

6.6      Restrictions on Certain Transactions; Identification of Certain Assets.

(a)      For a period of thirty (30) days following the Closing Date (the "Restricted Transfer Period"), other than in the ordinary course of business or as contemplated by this Agreement, neither Seller nor the Shareholders shall transfer any stock or assets to any third-party and any such transfer shall be deemed null and void ab initio.  During the Restricted Transfer Period, Seller shall provide Purchaser with reasonable access during normal business hours to (i) all books, records, documents and other records related to Seller, in order to permit Purchaser to confirm that the Purchased Assets have been transferred to Purchaser pursuant to this
Agreement and that there are no undisclosed Liabilities, and (ii) the Excluded Assets, in order to permit Purchaser to confirm that the Purchased Asset schedules to this Agreement specifically list all assets which are intended to be Purchased Assets.

(b)      If, for any reason, during the Restricted Transfer Period, Purchaser determines that any asset which is not specifically identified as an Excluded Asset was not listed on a Purchased Asset schedule attached hereto pursuant to Section 1.1 and is reasonably necessary for its operation of the Business after the Closing Date, Purchaser shall provide Seller with a written notice identifying such asset.  Within ten (10) days following Seller' s receipt of such notice, Seller shall provide to Purchaser a written notice indicating, for each particular asset listed on Purchaser' s notice, whether or not Seller agrees that such identified asset is reasonably necessary for Purchaser to conduct the Business after the Closing Date consistent with past practices and should be transferred to Purchaser for use in the Business.  If Seller does agree that any such asset should be transferred, then Seller shall acknowledge such in writing and Purchaser and Seller shall execute such documents or instruments of conveyance and take such further acts which are reasonably necessary or desirable to effect the transfer of such asset to Purchaser and the assumption of all
Liabilities related to such asset first arising after the date of such acknowledgement.  If Seller does not agree, however, that any such asset should be transferred, then Purchaser and Seller shall negotiate in good faith an arrangement pursuant to which both
Purchaser and Seller may obtain the benefit of such asset and shall split any Liabilities arising under such asset on an equitable basis after the date of such arrangement, without either Purchaser or Seller incurring any greater expense in connection with the use of such asset than if either Purchaser or Seller owned such asset without use by the other.  Notwithstanding the foregoing, at any time prior to Seller' s written acknowledgement regarding any such listed asset in accordance with this Section 6.6, Purchaser may notify Seller in writing that it no longer desires to accept any such asset, in which case, Purchaser shall have no rights in and to such asset and shall not assume any Liabilities related thereto.

(c)      After the expiration of the Restricted Transfer Period and except as set forth in Purchaser' s notice given pursuant to
Section 6.6(b) above, Purchaser shall have no claim pursuant to this Agreement to any of Seller' s assets which are not specifically identified in Section 1.1 of this Agreement, excluding Section 1.1(l).

6.7      Consents and Estoppel Letters.  In the event Seller is unable to obtain all required Consents or Estoppel Letters on or before the Closing, Seller shall use its best efforts to obtain such Consents or Estoppel Letters as soon as possible following the
Closing.

6.8      Contract Compliance.  All data provided by Purchaser to Seller hereunder for submittal to the Federal Government on behalf of Purchaser, shall be accurate, correct and complete when submitted to Seller.  All Business Government Contracts shall be performed by Purchaser in accordance with the terms of each contract and in compliance with the FAR and all Federal, state and local laws.

6.9      Certain Purchase Orders.  Seller may receive certain purchase orders prior to the Closing pursuant to Seller' s contract with
Lawrence Livermore that are unbilled and unshipped prior to the Closing, but which are automatically debited from Seller' s account by
Seller' s financial institution (each, a "Livermore PO"), which shall be Purchased Assets pursuant to this Agreement.  Upon
Purchaser' s receipt of payment from the customer in connection with any Livermore PO, Purchaser within two business days of such receipt shall pay to Seller an amount in cash equal to the amount received by Purchaser from the customer up to a maximum of the PO
Cost (defined below).  Notwithstanding the foregoing, in the event that the Selling Margin (defined below) in connection with any
Livermore PO is 5% or greater, in addition to the amount described above, Purchaser shall pay to Seller an additional amount in connection with such Livermore PO in cash equal to .5% of the actual amount of the payment received by Purchaser from the customer.
Purchaser shall have no other payment obligation to Seller in connection with any Livermore PO.  For purposes of this Section 6.9,
"PO Cost" shall mean the actual cost of each Livermore PO paid by Seller to the vender.  For purposes of this Section 6.9, "Selling
Margin" shall mean the quotient of the "Selling Profit" divided by the actual amount received by Buyer for such Livermore PO.  For purposes of this Section 6.9, "Selling Profit" shall mean the actual amount of the payment received by Purchaser from the customer less the PO Cost.

6.10     Option to Purchase the Excluded Business.

(a)      Option.  For a period of sixty (60) days from the Signing Date (the "Option Period"), Seller and the Shareholders hereby grant Purchaser and its affiliates (collectively "Purchaser" for purposes of this Section 6.10) an exclusive option to purchase the
Excluded Business, free and clear of all liens and other encumbrances (other than the liability owed to Richard Simpson as of the
Closing), from the Shareholders in a stock purchase or merger transaction for a cash purchase price of $2,375,000 (the "Second
Transaction").  Purchaser shall be responsible for preparing the initial draft of the definitive agreement to consummate the Second
Transaction (the "Definitive Agreement").  The definitive agreement will be in a form customary for transactions of this type and would include, customary and comprehensive representations, warranties, covenants, agreements and conditions to closing substantially similar to such provisions in this Agreement (including Purchaser' s completion, to its satisfaction, of its due diligence investigation) and such additional provisions necessary based on the structure of the Second Transaction which are mutually agreeable to the parties.  In addition, the Definitive Agreement will provide that Seller and the Shareholders shall, jointly and severally, indemnify Purchaser for all breaches of their representations, warranties and covenants, subject to the basket set forth in this
Agreement and up to a maximum amount of the pro-rata percentage interest of each Shareholder multiplied by $2,000,000.  For example purposes only, the maximum liability of a Shareholder who owns 10% of the capital stock of Seller immediately prior to the Closing would equal $200,000.

(b)      Due Diligence.  During the Option Period, Seller and the Shareholders agree to (i) cooperate reasonably with Purchaser and its Representatives with respect to its due diligence investigation of the Excluded Business; and (ii) cause the directors, officers, key employees, accountants, lawyers, brokers, financial advisors, and any other agents or representatives of Seller to cooperate reasonably with the Purchaser and its Representatives with respect to such due diligence investigation of Seller.

(c)      Conduct of Excluded Business. From the Closing Date until the termination of the Option Period, Seller shall operate the
Excluded Business consistent with past practice and shall not take any action outside of the ordinary course of business without the prior written consent of Purchaser; provided, that Seller shall be permitted to distribute retained assets of the Business in connection with the liquidation of the Business to the Shareholders so long as (i) the obligations of all creditors of the Business which are not assumed by Purchaser pursuant to this Agreement are satisfied prior to such any distribution to the Shareholders and
(ii) the current assets of the Excluded Business plus $400,000 are greater than the total liabilities of the Excluded Business prior to and immediately following each distribution.

6.11     General Release.

(a)      Each of the Shareholders and each of their respective successors, heirs, assigns, executors, administrators and agents, past and present, hereby acknowledge full and complete satisfaction of, releases, covenants not to sue, and forever discharges Seller and
Purchaser and each of their respective directors, officers, shareholders, agents, employees, affiliates, attorneys, assigns, predecessors and successors, past and present (collectively, the "Released Parties"), of and from any and all claims, demands, actions and causes of action, in law or in equity, suits, liabilities, losses, costs, attorneys'  fees or expenses, known or unknown, suspected or unsuspected (the foregoing collectively, "Claims"), that the Shareholders now have, or may ever have against the
Released Parties that arise out of, or are in any way related to: (i) their employment by Seller; (ii) any and all employment discrimination Claims they may have against Seller; (iii) their ownership as a shareholder of Seller, and (iv) any transactions, occurrences, acts or omissions by any of the Released Parties occurring prior to the date hereof.  Notwithstanding the foregoing, each of the Shareholders specifically do not release Purchaser for any Claims related to the Transaction Agreements or any of their agents or attorneys for services rendered in preparation for or in connection with the Transaction and the Transaction Agreements.

(b)      Without limiting the generality of the foregoing, the Shareholders specifically and expressly releases any Claims occurring prior to the date hereof arising out of or related to violations of any federal or state employment discrimination law, including the
California Fair Employment and Housing Act; Title VII of the Civil Rights Act of 1964; the Americans With Disabilities Act; Age
Discrimination In Employment Act ("ADEA"); the National Labor Relations Act; the Equal Pay Act; the Retirement Income Security Act of
1974; as well as claims arising out of or related to violations of the provisions of state and federal labor code, including wage and hour laws; breach of contract; fraud; misrepresentation; common counts; unfair competition; unfair business practices; negligence;
defamation; infliction of emotional distress; invasion of privacy; assault; battery; false imprisonment; wrongful termination; and
any other state or federal law, rule, or regulation.

(c)      Each of the Shareholders acknowledge that he/she is aware of and familiar with the provisions of Section 1542 of the
California Civil Code, which provides as follows:

                           "A general release does not extend to claims which he or she does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor."

(d)      Each of the Shareholders hereby waive and relinquish all rights and benefits that he/she may have under Section 1542 of the
California Civil Code, or the law of any other state or jurisdiction, or common law principle, to the same or similar effect.

ARTICLE 7.        EMPLOYEES

7.1      Transferred Employees.  Purchaser may, but shall have no obligation to, offer employment, to be effective as of the Closing
Date and contingent upon the Closing, on terms to be determined by Purchaser, to those employees of Seller who are listed on
Schedule 7.1 (collectively, the "Transferred Employees").  Seller shall terminate the employment, to be effective as of the Closing
Date, of all Transferred Employees that accept Purchaser' s offer of employment.  The parties acknowledge and agree that it is not the intention of the parties that any contracts of employment of any employees of Seller shall be assumed by Purchaser as a result of the
Transaction.  Seller shall not take any action to discourage the Transferred Employees from continuing their employment with Seller until Closing or from accepting employment with Purchaser.

7.2      Employee Benefit Arrangements.  In order to secure an orderly and effective transition of the employee benefit arrangements for Transferred Employees and their respective beneficiaries and dependents, Seller and Purchaser shall cooperate, after the Closing
Date, to (i) exchange information related to the Transferred Employees, including employment records, benefits information, and financial statements and (ii) take any other actions with respect to the Transferred Employees and their respective beneficiaries and dependents.

7.3      Compliance with Legal Requirements and Other Obligations.  Prior to the Closing, at its sole cost and expense, Seller shall take all actions necessary to comply with all appropriate Legal Requirements in connection with Seller' s employment of its employees, including any Legal Requirements under the WARN Act.  Seller shall be solely responsible, before and after the Closing, for the payment of any amounts required to be paid under any Legal Requirement, including the WARN Act and any similar state laws, as a result of the termination or layoff of any employee of Seller who is not a Transferred Employee in connection with this Transaction.
Prior to the Closing, Seller shall perform all of its contractual and other obligations in connection with the employment of its employees.

7.4      No Benefit to Seller Employees Intended.  This Article 7 is not intended to, and does not, create any rights or obligations to or for the benefit of anyone other than Purchaser and Seller.

ARTICLE 8.        CONDITIONS TO CLOSING

8.1      Conditions to Purchaser' s Obligation to Close.  The obligations of Purchaser to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser in writing:

(a)      Representations, Warranties and Covenants.  (i) All of the representations and warranties of Seller in this Agreement shall have been true and correct in all respects (considered collectively and individually) as of the date of this Agreement and shall be true and correct in all respects (considered collectively and individually) as of the Closing Date (or, to the extent such representations and warranties speak only as of an earlier date, they shall be true and correct in all respects as of such earlier date); and (ii) Seller shall have performed, in all respects (considered collectively and individually), all covenants and obligations in this Agreement required to be performed by Seller as of the Closing Date;

(b)      Documents.  Seller shall have delivered to Purchaser all of the documents and agreements set forth in Sections 3.2 and 3.4;

(c)      Consents.  Seller shall have delivered to Purchaser the Assignment Consents and other Consents set forth on Schedule 8.1(c);

(d)      Offers of Employment.  All employees listed on Schedule 7.1 shall have accepted offers of employment from Purchaser satisfactory to Purchaser, in its sole and absolute discretion.

(e)      Stockholder Approval.  This Agreement and the consummation of the Transaction shall have been approved and adopted by the unanimous vote of the stockholders of Seller.

8.2      Conditions to Seller' s Obligation to Close.  The obligations of Seller to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller in writing:

(a)      Representations, Warranties and Covenants.  (i) All of the representations and warranties of Purchaser in this Agreement shall have been true and correct in all respects (considered collectively and individually) as of the date of this Agreement and shall be true and correct in all respects (considered collectively and individually) as of the Closing Date (or, to the extent such representations and warranties speak as of an earlier date, they shall be true and correct in all respects as of such earlier date);
(ii) Purchaser shall have performed, in all material respects (considered collectively and individually), all covenants and obligations in this Agreement required to be performed by Purchaser as of the Closing Date; and

(b)      Deliveries.  Purchaser shall have delivered to Seller all of the documents and agreements set forth in Sections 3.3 and 3.4.

8.3      Conditions to Obligations of Each Party to Close.  The respective obligations of each party to this Agreement to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of the following condition, which may be waived by Purchaser or Seller, as applicable, in writing:  There shall not be in effect any Order issued by any Governmental
Authority preventing the consummation of the Transaction, seeking any Damages as a result of the Transaction, or otherwise affecting the right or ability of Purchaser to own, operate or control the Business, the Purchased Assets or the Assumed Liabilities, nor shall any Proceeding be pending that seeks any of the foregoing.  There shall not be any Legal Requirement prohibiting Seller from selling or Purchaser from owning, operating or controlling the Business, the Purchased Assets or the Assumed Liabilities or that makes this
Agreement or the consummation of the Transaction illegal.

ARTICLE 9.        INDEMNIFICATION

9.1      Survival of Representations and Warranties.  All representations and warranties of Seller, the Shareholders or Purchaser in this Agreement shall survive the Closing until the first anniversary of the Closing Date (the "Survival Date"); provided, however, that (a) all representations and warranties relating to Taxes shall survive until 30 days after expiration of all applicable statutes of limitations relating to such Taxes; and (b) any claim for indemnification based upon a breach of any such representation or warranty and asserted prior to the Survival Date by written notice in accordance with Section 9.4 shall survive until final resolution of such claim.  The representations and warranties contained in this Agreement (and any right to indemnification for breach thereof) shall not be affected by any investigation, verification or examination by any party hereto or by any Representative of any such party or by any such party' s Knowledge of any facts with respect to the accuracy or inaccuracy of any such representation or warranty; provided, however, nothing herein shall limit a party from investigating any claim made for a breach of a representation or warranty.  To the actual knowledge of Purchaser at Closing, Purchaser is not aware of any facts or circumstances that would serve as the basis for a claim by Purchaser against Seller or the Shareholders based upon a breach of any of the representations and warranties of Seller and the Shareholders contained in this Agreement.  Purchaser shall be deemed to have waived in full any breach of any of Seller' s or the Shareholders'  representations and warranties of which Purchaser has such awareness at the Closing.

9.2      Indemnification by Seller.  Subject to the limitations set forth below, Seller shall indemnify, defend and hold harmless
Purchaser and its Representatives from and against any and all Damages actually incurred by Purchaser or its Representatives, whether or not involving a third-party claim, including attorneys'  fees (collectively, "Purchaser Damages"), arising out of, relating to or resulting from (a) any breach of a representation or warranty of Seller or the Shareholders contained in this Agreement or in any other Transaction Agreement; (b) any breach of a covenant of Seller or the Shareholders contained in this Agreement or in any other
Transaction Agreement; (c) the Excluded Assets or Excluded Liabilities; (d) any noncompliance with applicable bulk sales or fraudulent transfer Legal Requirements in connection with the Transaction; or (e) any failure of Seller to deliver to Purchaser any consent listed on Schedule 8.1(c) within six months following the Closing Date.  Purchaser' s sole contractual recourse for any breach by Seller or the Shareholders of any of their respective representations, warranties, covenants or agreements hereunder shall be against Seller and the Shareholders shall have no contractual liability therefor.  Notwithstanding anything herein to the contrary,
Seller shall not be obligated to indemnify Purchaser under this Article 9:  (i) unless the aggregate of all Purchaser Damages exceeds
Seventy Thousand Dollars ($70,000.00) (the "Seller' s Basket"), in which case the Purchaser shall be entitled to recover only those
Purchaser Damages in excess of the Seller' s Basket, (ii) to the extent that the aggregate of all Purchaser Damages exceeds the
Purchase Price (the "Seller' s Indemnification Cap"), or (iii) for the amount of any Purchaser Damages with respect to which Purchaser or its Representatives receive or realize any insurance proceeds; provided, however, that the Seller' s Indemnification Cap and the
Seller' s Basket shall not apply to any Seller indemnification obligation arising out of, relating to or resulting from actual fraud or intentional misrepresentation by the Seller or the Shareholders.

9.3      Indemnification by Purchaser.  Purchaser shall indemnify, defend and hold harmless Seller and its Representatives from and against any and all Damages actually incurred by Seller or its Representatives, whether or not involving a third-party claim, including attorneys'  fees (collectively, "Seller Damages"), arising out of, relating to or resulting from (a) any breach of a representation or warranty of Purchaser contained in this Agreement or in any other Transaction Agreement; (b) any breach of a covenant of Purchaser contained in this Agreement or in any other Transaction Agreement; or (c) any Assumed Liability.
Notwithstanding anything herein to the contrary, Purchaser shall not be obligated to indemnify Seller and its Representatives under this Article 9 to the extent that the aggregate of all Seller Damages exceeds the Purchase Price (the "Purchaser' s Indemnification
Cap"); provided, however, that the Purchaser' s Indemnification Cap and the Purchaser' s Basket shall not apply to any Purchaser indemnification obligation arising out of, relating to or resulting from fraud or intentional misrepresentation by Purchaser.

9.4      Procedures for Indemnification.  Promptly after receipt by a party entitled to indemnification hereunder (the "Indemnitee")
of written notice of the assertion or the commencement of any Proceeding by a third-party with respect to any matter referred to in
Sections 9.2 or 9.3, the Indemnitee shall give written notice thereof to the party obligated to indemnify Indemnitee (the
"Indemnitor"), and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is prejudiced thereby.  A claim for indemnification (a "Claim") for any matter not involving a third-party Proceeding may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice, unless the Indemnitor in good faith disputes the Claim, in which event such Indemnitor shall so notify the Indemnitee and shall only be obligated to pay the amount of the Damages for which it is liable hereunder within ten (10) days following any final determination of such Damages and the Indemnitor' s liability therefor.  A "final determination" shall exist when (i) the parties to the dispute have reached an agreement in writing, (ii) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment, or (iii) an arbitration or like panel shall have rendered a final non-appealable determination with
respect to disputes the parties have agreed to submit thereto.   A final determination in favor of Purchaser shall result in the award of interest at the prevailing legal rate from the date of Seller' s receipt of Purchaser' s notice through the date of Seller' s payment to Purchaser.  The prevailing party in any dispute arising out of a Claim shall be reimbursed all reasonable costs, including reasonable attorneys'  fees.

9.5      Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude any party from asserting any other non-contractual right, or seeking any other non-contractual remedies, against the other party.

9.6      Certain Understandings and Disclaimers.

(a)      The Purchaser agrees and acknowledges that it is sophisticated and was advised by experienced counsel, and, to the extent that it deemed necessary, other advisors in connection with this Agreement.  The Purchaser also agrees and acknowledges that the
Purchaser and its Representatives have been afforded complete access to the books, records, key personnel, facilities and other things reasonably related to the Purchased Assets and the Business and have been given a reasonable opportunity to ask questions relating to the Purchased Assets and the Business and to receive answers thereto.

(b)      Seller and the Shareholders expressly disclaim any representation or warranty, express or implied, not contained in this
Agreement; provided, however, nothing herein shall be deemed to deprive Purchaser from justifiably relying on due diligence material provided to Purchaser.

ARTICLE 10.       INTENTIONALLY OMITTED

ARTICLE 11.       MISCELLANEOUS PROVISIONS

11.1     Disclosure Generally.  The fact that any item of information is disclosed in any Section of the Seller Disclosure Schedule shall not be deemed to constitute an admission by Seller or the Shareholders, or construed to mean that such information is required to be disclosed by this Agreement, unless the inclusion of such matter in the applicable Section of the Seller Disclosure Schedule is required to make the representation true.  Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement and shall not imply that any such matter is material for the purposes of this Agreement.

11.2     Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given
(and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):

                  if to Purchaser:

                           GMR Systems, Inc.
                           14160 Newbrook Dr., Suite 210
                           Chantilly, VA 20151
                           Attn:    Alan Bechara, President
                           Facsimile No.:  (310) 630-3113
                           Telephone No.: (703) 736-8181

                  with a copy to:

                           PC Mall, Inc.
                           2555 West 190th St., Suite 201
                           Torrance, CA 90504
                           Attn:  Robert I. Newton, General Counsel and Secretary
                           Facsimile No.:   (310) 354-5645
                           Telephone No.:  (310) 225-5032

                  with an additional copy to:

                           Greenberg Traurig, LLP
                           650 Town Center Drive, Suite 1700
                           Costa Mesa, CA 92626
                           Attn:  Bryan S. Gadol, Esq.
                           Facsimile No.:   (714) 708-6501
                           Telephone No.:  (714) 708-6547

                  if to Seller or the Shareholders:

                           Government Micro Resources, Inc.
                           921 Riva Road
                           Great Falls, VA 22066
                           Attn:  Robert Slocum
                           Facsimile No.:  (703) 392-1855
                           Telephone No.:  (703) 330-1199

11.3     Expenses; Transfer Taxes.  Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transaction, including all fees and expense of its Representatives.  Purchaser and Seller shall split evenly any liability for Transfer Taxes or other Taxes arising in connection with the consummation of the Transaction.

11.4     Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party.
Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

11.5     Entire Agreement; Assignment.  This Agreement and the Transaction Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Purchaser, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

11.6     Parties In Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.7     Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this
Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

11.8     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court.  The parties hereto hereby
(a) submit to the exclusive jurisdiction of any Delaware state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the
Action is improper, or that this Agreement or the Transaction may not be enforced in or by any of the above-named courts.

11.9     Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this
Agreement or the Transaction.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transaction
Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.9.

11.10    Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

11.11    Counterparts; Facsimile Signatures.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Any signature page delivered by facsimile shall be binding to the same extent as an original signature page with regard to any agreement subject to the terms hereof or any amendment thereto.  Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

                                   [Remainder of Page Intentionally Blank; Signature Page Follows.]

                                                   SIGNATURE PAGE

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

                                                     "Purchaser"

                                                     GMR SYSTEMS, INC.

                                                     By:  /s/ Alan Bechara

                                                     Name:  Alan Bechara
                                                     Title: President

                                                     "Seller"

                                                     GOVERNMENT MICRO RESOURCES, INC.

                                                     By:  /s/ Jeffrey P. Handy

                                                     Name:  Jeffrey P. Handy

                                                     Title:  President

         IN WITNESS WHEREOF, the Shareholders have caused this Agreement to be executed and represents that he has the requisite legal authority and capacity to enter into this Agreement.

                                                     "Shareholders"

                                                     /s/ Robert Slocum
                                                     Robert Slocum

                                                     /s/ Joseph Balac
                                                     Joseph Balac

                                                     /s/ Jeffrey P. Handy
                                                     Jeffrey P. Handy

                                                 EXHIBIT A
                                                  PAGE 1

                                                               EXHIBIT A

                                                          CERTAIN DEFINITIONS

"ADEA" shall have the meaning specified in Section 6.11(b).

"Affiliate" shall mean any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any officer, director or stockholder of Seller or any corporation, partnership, trust or other entity in which Seller or any such family member has a five percent (5%) or greater interest or is a director, officer, partner or trustee.  The term Affiliate shall also include any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the preceding sentence.

"Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Seller Disclosure Schedule and all other schedules and exhibits attached hereto), as it may be amended from time to time.

"Assignment and Assumption" shall have the meaning specified in Section 3.4(a).

"Assignment Consent" shall have the meaning specified in Section 1.5(a).

"Assumed Liabilities" shall have the meaning specified in Section 1.3.

"Balac" shall have the meaning specified in the preamble.

"Books and Records" shall have the meaning specified in Section 1.1(i).

"Business" shall have the meaning set forth in the first Recital.

"Business Contracts" shall mean the Real Property Leases, Personal Property Leases, Business Government Contracts and Supplier
Contracts.

"Business Government Contracts" shall have the meaning specified in Section 1.1(g).

"CDA" shall have the meaning specified in Section 6.1(c)(ii).

"Claims" shall have the meaning specified in Section 6.11(a).

"Closing" shall have the meaning specified in Section 3.1.

"Closing Date" shall have the meaning specified in Section 3.1.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

"Contract" shall mean any legally binding agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied).

"Copyrights" shall mean all copyrights, including in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

"Damages" shall mean and include any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, accounting fee, expert fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

"DCAA" shall have the meaning specified in Section 4.12(c).

"Defined Benefit Plan" shall mean either a plan described in Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

"Definitive Agreement" shall have the meaning specified in Section 6.10(a).

"Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

"Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

"Environmental Laws" means any United States laws relating to (i) releases of Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances; or (iii) pollution or protection of the environment.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Excluded Assets" shall have the meaning specified in Section 1.2.

"Excluded Business" shall have the meaning set forth in the first Recital.

"Excluded Liabilities" shall have the meaning specified in Section 1.4.

"Exercise All Rights" shall mean to exercise or practice any and all rights now or hereafter provided by law (by treaty, statute, common law or otherwise) anywhere in the world to inventors, authors, creators and/or owners of intellectual or intangible property;
including the right to make, use, disclose, sell, offer to sell, distribute, import, rent, lease, lend, reproduce, prepare derivative works of and otherwise modify, perform and display (whether publicly or otherwise), broadcast, transmit, use and/or otherwise exploit such intellectual or intangible property and/or any product, component or service embodying, related to or subject to such intellectual or intangible property; and the right to assign, transfer, license and/or sublicense (with the right to sublicense further) any of the foregoing, and the right to have and/or authorize others do any of the foregoing.

"FAR" shall have the meaning in Section 6.1(a).

"Financial Statements" shall have the meaning specified in Section 4.4(a).

"GAAP" means U.S. generally accepted accounting principles in effect on the date on which they are to be applied pursuant to this
Agreement, applied consistently throughout the relevant periods.

"General Assignment and Bill of Sale" shall have the meaning specified in Section 3.2(a).

"General Release" shall have the meaning specified in Section 3.2(c).

"Governmental Approval" shall mean any:  (a) permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental
Authority or pursuant to any Legal Requirement; or (b) right of any Governmental Authority under any Contract with any Governmental
Authority.

"Governmental Authority" shall mean any:  (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local or municipal government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

"Handy" shall have the meaning specified in the preamble.

"Hazardous Substances" means (i) those substances regulated under the United States Hazardous Materials Transportation Act, the
Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act
and the Clean Air Act; (ii) petroleum and petroleum products; and (iii) any other contaminant regulated by any Governmental Authority pursuant to any environmental law.

"Indemnitee" shall have the meaning specified in Section 9.4.

"Indemnitor" shall have the meaning specified in Section 9.4.

"Intellectual Property Rights" shall mean any or all rights in and to intellectual property and intangible industrial property rights, including, without limitation, (i) Patents, Trade Secrets, Copyrights, Trademarks and (ii) any rights similar, corresponding or equivalent to any of the foregoing anywhere in the world.

"Interim Balance Sheet" shall have the meaning specified in Section 4.4(a).

"Interim Balance Sheet Date" shall have the meaning specified in Section 4.4(a).

"Interim Period" shall have the meaning specified in Section 6.1(c).

"IRS" means the Internal Revenue Service.

"Johnson" shall have the meaning specified in Section 1.4(i).

"Knowledge"  An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:  (i) such individual is actually aware of such fact or other matter or (ii) (except when Knowledge is stated to be "actual Knowledge") a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter.  Seller shall be deemed to have
"Knowledge" of a particular fact or other matter if any of its directors or officers has actual knowledge of such fact or other matter, after making reasonable inquiry thereof.

"Leased Real Property" shall have the meaning set forth in Section 1.1(c).

"Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

"Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

"License Agreement" shall have the meaning specified in Section 6.2(a).

"Material Adverse Effect" means (i) with respect to Purchaser, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition
(financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of Purchaser or its subsidiaries, taken as a whole or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent
Purchaser or its subsidiaries from performing their obligations under this Agreement and (ii) with respect to Seller, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets (including Purchased Assets), liabilities (including Assumed Liabilities), business, operations, results of operations or prospects of Seller or the Business or
(b) to prevent or materially delay consummation of the Transaction or otherwise to prevent Seller from performing its obligations under this Agreement.

"Member of the Controlled Group" shall mean each trade or business, whether or not incorporated, that would be treated as a single employer with Seller under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

"Minority Shareholders" shall mean each of Balac and Handy.

"Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

"Non-Assignable Asset" shall have the meaning specified in Section 1.5(a).

"Non-Compete" shall have the meaning specified in Section 3.4(g).

"Non-Solicitation and Proprietary Information Agreement" shall have the meaning specified in Section 3.4(h).

"Option Period" shall have the meaning specified in Section 6.10(a).

"Order" shall mean any:  (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.
"Patents" shall mean all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries, including invention disclosures related to the Business or any Purchased
Assets or Assumed Liabilities.

"Person" shall mean any individual, Entity or Governmental Authority.

"Personal Property" shall have the meaning specified in Section 1.1(b).

"Personal Property Leases" shall have the meaning specified in Section 1.1(d).

"Pre-Closing Period" shall mean any taxable period ending on or before the close of business on the Closing Date or, in the case of any taxable period which includes, but does not end on, the Closing Date, the portion of such period up to and including the Closing
Date.

"Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

"Purchase Price" shall have the meaning specified in Article 2.

"Purchased Assets" shall have the meaning specified in Section 1.1.

"Purchaser" shall mean GMR Systems, Inc., a Delaware corporation.

"Purchaser Damages" shall have the meaning specified in Section 9.2.

"Purchaser Disclosure Schedule" shall have the meaning specified in Article 5.

"Purchaser' s Designated Contract Representative" shall have the meaning specified in Section 6.1(c)(ii).

"Real Property Leases" shall have the meaning specified in Section 1.1(c).

"Registered Intellectual Property Rights" shall mean all United States, international and foreign:  (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights;
(iv) Mask Work registrations and applications to register Mask Works; and (v) any other Intellectual Property Rights that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

"Released Parties" shall have the meaning specified in Section 6.11(a).

"Representatives" shall mean officers, directors, employees, attorneys, accountants, advisors, agents, distributors, licensees, shareholders, members, managers, partners, affiliates, subsidiaries, representatives, successors, assigns and lenders of a party.  In addition, all Affiliates of Seller shall be deemed to be "Representatives" of Seller.

"Resolutions" shall have the meaning specified in Section 4.2(a)(iii) .

"Restricted Transfer Period" shall have the meaning set forth in Section 6.6(a).

"Second Transaction" shall have the meaning specified in Section 6.10(a).

"Seller" shall mean Government Micro Resources, Inc., a Virginia corporation.

"Seller Contracts" shall have the meaning specified in Section 4.11(a).

"Seller Disclosure Schedule" shall have the meaning specified in Article 4.

"Seller Government Contracts" shall have the meaning specified in Section 4.12(a).

"Seller Intellectual Property" shall mean all Intellectual Property Rights related to the Business, the Purchased Assets or the
Assumed Liabilities and held by Seller, whether owned or controlled, licensed, owned or controlled by or for, licensed to, or otherwise held by or for the benefit of Seller including the Seller Registered Intellectual Property Rights.

"Seller Products" shall mean all products and services manufactured, made, designed, maintained, supported, developed, sold, licensed, marketed, or otherwise distributed or provided by or for Seller (including all versions and releases thereof), together with any related materials, information or data, including, without limitation, the names, numbers (e.g., part numbers) and packaging associated with such products and services.

"Seller' s Basket" shall have the meaning specified in Section 9.2.

"Seller' s Designated Contract Representative" shall have the meaning specified in Section 6.1(c)(ii).

"Seller' s Indemnification Cap" shall have the meaning specified in Section 9.2.

"Shareholders" shall mean each of Slocum, Balac and Handy.

"Signing Date" shall have the meaning specified in the preamble.

"Slocum" shall have the meaning specified in the preamble.

"Software License Agreement" shall have the meaning specified in Section 3.4(e).

"Subcontract Agreement" shall have the meaning specified in Section 3.4(b).

"Supplier Contracts" shall have the meaning specified in Section 1.1(h).

"Survival Date" shall have the meaning specified in Section 9.1.

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means  any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax Authority.

"Tax Authority" means Governmental Authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign).

"Tax Return" shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.

"Teaming Agreement" shall have the meaning specified in Section 3.4(d).

"Tico" shall have the meaning specified in Section 3.4(f).

"Trade Secrets" shall mean all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provide Seller with advantages over competitors who do not know or use it and documentation thereof
(including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software, compilations of information) and all claims and rights related thereto.

"Trademarks" shall mean any and all trademarks, service marks, logos, trade names, corporate names, Internet domain names and addresses and general-use e-mail addresses, and all goodwill associated therewith throughout the world.

"Transaction" shall mean, collectively, the transactions contemplated by this Agreement.

"Transaction Agreements" shall mean this Agreement and all other agreements, certificates, instruments, documents and writings delivered by Purchaser and/or Seller at the Closing.

"Transferred Employees" shall have the meaning specified in Section 7.1.

"Transfer Taxes" shall mean all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the transfer of Purchased Assets or assumption of
Assumed Liabilities, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties.

"Transition Services Agreement" shall have the meaning specified in Section 3.4(c).

"WARN Act" shall have the meaning specified in Section 4.19(e).